UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 19, 2006
____________________

VISUALANT, INCORPORATED

(formerly Starberrys Corporation)

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	91-1948357
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 406
Seattle, Washington 98101
(206) 903-1351
(Address of Registrant’s principal executive office
and telephone number)
___________________________________________

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 19, 2006, the Board of Directors voted to increase the number of Directors of the company from three members to five members. Effective as of April 19, 2006, Jon Pepper and Robert Dougherty were appointed to fill the two newly-created Board seats. In addition, effective as of April 19, 2006, Dr. Masahiro Kawahata was appointed by the Board to fill the vacant Board seat resulting from the earlier resignation of Terry McKay as a Director of the company.

Section 9 - Financial Statements and Exhibits

Financial Statements
    None

Item 9.01 Exhibits.

The following exhibit is filed as part of this report:

    Exhibit 99.1 Press Release of Visualant, Inc. dated April 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant:	Visualant, Incorporated
	By:	/s/ Jerry D. Goldberg Jerry D. Goldberg Title: Chief Financial Officer and Secretary

Dated: April 24, 2006